Exhibit 99.2

Cypress Energy Partners, L.P. to Present at the Duff & Phelps 6th Annual Private Capital Conference

March 5, 2014

TULSA, Okla.—(BUSINESS WIRE)—Cypress Energy Partners, L.P. (NYSE:CELP) (“Cypress”) announced today that Peter C. Boylan III, Chairman, President and Chief Executive Officer, will present at the Duff & Phelps 6th Annual Private Capital Conference in Houston, Texas on Thursday, March 6, 2014.

The slide presentation will be available on Cypress’ website at www.cypressenergy.com under the “Investors” section.

About Cypress Energy Partners, L.P.

Cypress Energy Partners, L.P. is a growth-oriented master limited partnership that provides saltwater disposal and other water and environmental services to U.S. onshore oil and natural gas producers and trucking companies in North Dakota and west Texas. Cypress also provides independent pipeline inspection and integrity services to producers and pipeline companies throughout the U.S. and Canada. In both of these business segments, Cypress works closely with its customers to help them comply with increasingly complex and strict environmental and safety rules and regulations and reduce their operating costs. Cypress was founded by Cypress Energy Holdings, LLC, an entity controlled by the family of Charles C. Stephenson, Jr. and by Peter C. Boylan III, the Chairman and CEO of Cypress. Cypress is headquartered in Tulsa, Oklahoma.

Source: Cypress Energy Partners, L.P.

Cypress Energy Partners, L.P.

Les Austin, 918-748-3907

Chief Financial Officer

les@cypressenergy.com